UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2018

PAYMEON, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-53574 (Commission File Number)	20-4959207 (I.R.S. Employer Identification Number)

2688 NW 29th Terrace

Oakland Park, Florida 33311

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 844-422-7258

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Pursuant to a Current Report on Form 8-K filed on October 30, 2018 and press release filed as an exhibit thereto that was issued on October 31, 2018, Paymeon, Inc. (the “Company” or “Paymeon”) announced that it had received new equity funding to drive the operational efforts of its new wholly-owned subsidiary, Basanite Industries, LLC (“Basanite”). Basanite was formed to serve the construction industry with Basalt Fiber Reinforced Polymer (BFRP) products as cost-effective, higher strength and sustainable alternatives to traditional steel reinforcing and is led by a new management team that has more than 45 years of industry experience growing and leading manufacturing businesses such as Basanite. Basanite is expected to be commercially operational by the second quarter of 2019.

The Company also announced that the proceeds from the new equity funding would be used in part to acquire new manufacturing lines and raw materials for Basanite and that was in the process of securing a new facility, in each case to meet forecast demand created by the entry of Basanite into agreements with several companies for the purchase of its BFRP products. One of the companies named by Paymeon was Carolina Composites (Carolina Composite Structures Inc.). The Company is filing this Current Report on Form 8-K to clarify that, while Basanite has had meaningful discussions with Carolina Composites and believes that it has established a basis on which the parties may reach agreement in the future, the Company does not currently have such an agreement and investors should not rely on previous disclosures with respect thereto.

Neither press release nor the information set forth under this Item 8.01 shall be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or be incorporated by reference in any filing under the Securities Act of 1933 except as shall be expressly set forth by specific reference in such filing.

The information set forth under this Item 8.01 may contain certain "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the development, use and sale of products, use of proceeds, acquisition of equipment and property, forecast demand, future operations and future entry into agreements. Such statements are not predictions of actual performance or events and historically our performance and actual events has deviated, often significantly, from our statements. Actual future events, circumstances, performance and trends could differ materially, positively or negatively, due to various factors, including: failure to successfully develop and commercialize products; adverse changes in costs; limitations or delays on capital expenditures; business interruptions including those caused by weather, natural disaster, or other causes; delays or changes in, or non-consummation of, proposed investments, acquisitions or agreements; failure to successfully achieve expected performance or returns expected from investments, acquisitions or agreements; inability to protect intellectual property rights or infringement of intellectual property rights of others; changes in market prices of our securities; changes in our ability to obtain financing on acceptable terms; adverse developments in legal proceedings; non-realization of anticipated benefits from organizational changes; downturns or other changes in the markets we or our customers serve; intensified competition; changes in interest rates; inflation or deflation; uncertainty over U.S. fiscal or monetary policy; a protracted regional or global financial or economic crisis; changes in general economic and business conditions; the inability to successfully develop and market products; changes in consumer and business consumption habits; the inability to fund operations; failure of third parties to perform as represented or planned; the inability to develop new markets or meet demand; and other risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission, as well as future decisions by the Company. Such forward-looking statements are made only as of the date of this filing, and the Company assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances except as required by applicable laws. Readers should not place undue reliance on these forward-looking statements.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAYMEON, INC.

Date: November 21, 2018	By:	/s/ David Anderson
	Name: Title:	David Anderson Chief Executive Officer

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